Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of May 3, 2018 by and among Cannabis Leaf Inc., formerly known and operating as Pacificorp Holdings, a Nevada Corporation (“Releasor”), AGH WA, LLC, a Washington Limited Liability Company; and Paul Donion, an Individual residing in Washington and Cannabis Leaf, are at times referred to collectively as the “Parties” or as “Party” in this Agreement.

WHEREAS, AGH WA, LLC is a Washington State Limited Liability Company engaged in the management and service industry specific to cannabis;

WHEREAS, Paul Donion is an attorney in Washington State representing both Jake George and AGH WA, LLC;

WHEREAS, Jay Sakowski is the CEO of Cannabis Leaf Inc.; and

WHEREAS, the Parties are entering into this Agreement in order to settle and compromise fully and finally any and all presently existing or future disputes and claims that Releasor may have against Cannabis Leaf or their respective affiliates.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to bind themselves as follows:

1. Payment Terms The Cannabis Leaf Entities (individually or collectively, the “Payor”) agree to deliver or cause to be delivered to Releasor at closing or within five (5) business days of closing, the total amount of 2,080,000 Restricted Shares of Cannabis Leaf Inc. stock, with said restriction to not exceed six (6) months from the date of issuance name of AGH WA, LLC; and 520,000 Restricted Shares of Cannabis Leaf Inc. stock, with said restriction not to exceed six (6) months from the date of issuance in the name of Paul Donion ; hereto (the “Settlement Amount”) as full and final satisfaction for any and all claims, obligations, liabilities, promises, agreements, controversies, damages, actions, causes of action, suits, judgments, rights, demands, losses, debts, contracts, commitments or expenses of every kind and nature (collectively, “Claims”), which Releasor now has, or which it may have against Cannabis Leaf, or any Entity or affiliate from the beginning of time up to, through, and including the date of this Agreement.

2. Brokerage. The Parties represent and warrant to each other that they have not dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this agreement or the transactions contemplated hereby.  Each of the Parties shall indemnify and hold the other harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, pertaining to any broker, finder or other person with whom such party has dealt.

3. Release.  In consideration of the delivery of the Settlement Amount to Releasor, and based upon the mutual promises contained herein and other good and valuable consideration, Releasor, on its behalf and on behalf of all of its heirs, successors assigns, agents, legal representatives and personal representatives (collectively, the “Releasor Parties”), hereby fully and expressly, knowingly, voluntarily, and unconditionally releases, acquits and forever discharges Cannabis Leaf, and each of its or their respective officers, directors, shareholders, partners, members, managers, owners, employees, representatives, consultants, contractors, subcontractors, suppliers, attorneys, insurers, affiliates and affiliated corporations, partnerships and limited liability companies, subsidiaries, predecessors, successors, heirs, assigns, agents, and any other person, firm or corporation charged or chargeable with responsibility or liability (collectively, the “Releasees”), of any and all Claims that Releasor now has, or which it may have against the Releasees from the beginning of time up to, through, and including the date of this Agreement, or any claim of attorneys’ fees, costs or expenses.  The Releasees shall have the benefit of, and the right to enforce, as intended third-party beneficiaries, the provisions of this Agreement.  Releasor, on behalf of itself and the Releasor Parties, understands and acknowledges the significance and consequence of this release, including the specific release of unknown claims.  If the Releasor does not receive the Settlement Amount this Release shall be void ab initio and of no further force and effect.

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4. Voluntary Act.  The Parties acknowledge, represent and agree, each with the other that they have read this Agreement and the documents referenced herein in their entirety, have consulted their respective attorneys concerning the same, and have signed the same as their respective free and voluntary act.

5. Authority.   The individuals signing below on the part of the Parties warrant and represent that they are legally competent and have full authority to enter into this Agreement and to bind the Parties, and that each party has had the opportunity to discuss the terms of this Agreement with legal counsel prior to signing.

6. Entire Agreement.  This Agreement represents the entire and final understanding between the Parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous, oral or written understandings, negotiations or communications on behalf of the Parties.  This Agreement may not be altered, amended, modified or rescinded in any way except by written instrument duly executed by the Parties.  There are no representations, warranties, agreements, promises, contracts, arrangements, or understandings, verbal or written, between or among the Parties relating to the subject matter of this Agreement, which are not fully expressed in this Agreement.  The Parties acknowledge and agree that in executing this Agreement they have relied upon no representation, statement, promise, understanding, guaranty or inducement of any kind, except those expressly stated in this Agreement.

7. Agreement Product of Negotiation; No Drafter.  The terms of this Agreement are the result of negotiation among the Parties.  Thus, the Parties agree that no Party shall be deemed the drafter of any provision of this Agreement and that the rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be used in the interpretation of this Agreement.

8. Attorneys’ Fees.  Should any of the Parties retain the services of an attorney to enforce any of the terms of this Agreement, the prevailing party, in addition to all other rights and remedies hereunder or as provided by law, will be entitled to recover its reasonable attorney’s fees, court costs, and other costs, charges, and expenses expended or incurred therein from the losing party, and the court or arbitrator(s) shall award such fees, costs and expenses to the prevailing party.

9. Governing Law; Arbitration; Waiver of Jury Trial.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without giving effect to the principles of conflicts of law thereof.  Any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof shall be settled solely and exclusively by binding arbitration in King County, Washington administered by JAMS.  Such arbitration shall be conducted in accordance with the then prevailing JAMS Streamlined Arbitration Rules & Procedures, with the following exceptions to such rules if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each Party to the arbitration will pay an equal share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any Party if written notice (pursuant to the JAMS’ rules and regulations) of the proceedings has been given to such Party.  Each Party shall bear its own attorneys fees and expenses.  The Parties agree to abide by all decisions and awards rendered in such proceedings.  Such decisions and awards rendered by the arbitrator shall be final and conclusive.  All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity.  Any court of competent jurisdiction may enter judgment upon the award.  IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, (i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO, AND (ii) SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AND EACH PARTY HERETO AGREES NOT TO INSTITUTE ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT IN ANY OTHER JURISDICTION.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS REFERRED TO IN THIS SECTION 9.

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10. Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

11. No Waiver.  No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power or remedy which any party may have, nor shall any such delay be construed to be a waiver of any such right, power, or remedy, or any acquiescence in any breach or default hereunder, nor shall any waiver of any breach or default of any Party hereunder be deemed a waiver of any default or breach subsequently occurring.  All rights and remedies granted to any Party hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of, any action begun to enforce any such right or remedy.  The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which any Party would otherwise have.  Any waiver, permit, consent, or approval by any party of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing signed by the Party to be charged and only as to that specific instance.

12. Survival and Benefits.  The warranties, representations and covenants contained in this Agreement shall survive the closing herein.  This Agreement shall be binding upon and inure to the benefit of the Parties and, as the context permits, their respective successors, assigns, heirs, executors, administrators, personal representatives, beneficiaries and legal representatives.

13. Post Execution Cooperation.  The Parties agree they will take any and all necessary steps, sign and execute any and all necessary documents, agreements or instruments which are required to implement or effectuate the terms and conditions of this Agreement. Each Party will refrain from taking any action, either expressly or impliedly, which would have the effect of prohibiting or hindering the performance of any other Party to this Agreement of its obligations herein.

14. Non-Exclusive Remedies.  In the event of a breach of any provision of this Agreement, the Parties, in addition to and not in lieu of the remedies expressly provided in this Agreement, shall be entitled to exercise such remedies that exist at law or equity to enforce this Agreement, including but not limited to seeking specific performance.

15. Counterparts.  This Agreement may be executed via facsimile or email and in any number of counterparts, all of which taken together shall constitute one agreement.  For purposes of enforceability, a copy of this fully executed Agreement shall have the same authority as an executed original document.

16. Headings.  The headings in this Agreement are included only for convenience and reference, said headings are not to be used in construing this Agreement and to have no binding effect upon the Parties.

17. Confidentiality.  This Agreement, and any other document relating or referring to the settlement or the terms of the release herein, shall be deemed confidential and this confidentiality provision shall run in favor of the Parties and shall not be disclosed to any person or entity, except the Parties and their respective employees, attorneys, auditors and accountants who agree to treat this Agreement and its terms as confidential, as reasonably necessary to conduct the Parties’ respective businesses.  Other than a general statement that the settlement has occurred, without providing any details, including the Settlement Amount, then, without limiting any of the foregoing, the Parties (and their respective employees, attorneys and accountants) shall not disclose this Agreement or any other document relating or referring to the settlement and/or the terms of the release to any person or entity except as necessary and required by law, regulation or if required to do so by court order, provided that the Party from whom disclosure is sought notifies the other Parties to this Agreement immediately in writing of any subpoena, demand or order for disclosure and provides the other Party with written notice as soon as practicable. However, nothing contained herein shall prohibit the Parties from making known the terms and conditions of this Agreement if the production of the same is required by a subpoena issued by a lawfully constituted judicial body having jurisdiction over the Party; however, the party receiving any such subpoena agrees to provide prompt written notice to the other party prior to producing the Agreement, and shall afford such other Party a period of no less than five business days (or such shorter time as may be expressly required by such subpoena) to object to such subpoena.

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18. Non-Disparagement.  It is understood and agreed that, following the execution of this Agreement, the Parties shall not make any derogatory, disparaging or critical statements about one another to third parties.

IN WITNESS WHEREOF, the Parties, having read the foregoing Agreement and fully understanding it, voluntarily execute this Agreement effective as of the date first above written.

/s/ Rich Schmidtke	/s/ Jason Sakowski

Rich Schmidtke	Jason Sakowski, CEO
AGH WA, LLC	Cannabis Leaf Inc. fka. Pacificorp Holdings Ltd.

/s /Paul Donion

PAUL DONION
Attorney at Law

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